SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12

                      WNC HOUSING TAX CREDIT FUND II, L.P.
                (Name of Registrant as Specified In Its Charter)


                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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        pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the
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previously.  Identify the previous filing by registration  statement  number, or the Form or Schedule and the date of its filing.
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                         CONSENT SOLICITATION STATEMENT

                       PROPOSED ACTION BY WRITTEN CONSENT
                               OF LIMITED PARTNERS
                                       OF
                      WNC HOUSING TAX CREDIT FUND II, L.P.

                               September 27, 2000



                                  INTRODUCTION


         The limited partners (the "Limited Partners") of WNC Housing Tax Credit Fund II, L.P. (the "Partnership"), are being asked by the Partnership and WNC Financial Group, L.P. (the "General Partner") to consider and approve by written consent an amendment to the agreement of limited partnership of the Partnership. If approved, the amendment would eliminate the requirement that the Partnership print, collate and mail to each Limited Partner its quarterly and annual financial reports (the "Proposal"). Instead, under the Proposal the Partnership would upon request make its reports available to the Limited Partners via e-mail or U.S. mail. Reports would also be available on the Internet at www.sec.gov (so long as the reports are filed with the SEC). The General Partner believes that because these reports do not provide useful information to the Limited Partners, the production and mailing costs of the reports is unwarranted.

         The Proposal is subject to the approval of a majority-in-interest of the Limited Partners. If the Limited Partners do not approve the Proposal, the Partnership will continue automatically to reproduce and mail copies of its financial reports to the Limited Partners. Regardless of the result of the vote the Partnership will continue to provide its annual tax information directly to the Limited Partners.

         This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners (the "Consent") were first sent to the Limited Partners on or about October 2, 2000.

         Units of limited partnership interest in the Partnership (the "Units") represented by Consents duly executed and returned to the Partnership on or before November 17, 2000 (unless extended by the General Partner pursuant to notice mailed to the Limited Partners) will be voted or not voted in accordance


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with the instructions contained therein. If no instructions for the Proposal are given on an executed and returned Consent, Units so represented will be voted in favor of the Proposal. The General Partner will take no action with respect to the Proposal except as specified in the duly executed and returned Consents.

         The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and employees of the Partnership and the General Partner, either in person or by telephone or telegram.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The only outstanding class of voting securities of the Partnership is the Units. Each Unit entitles its holder to one vote on the Proposal.

         All Limited Partners as of September 27, 2000 (the "Record Date") are entitled to notice of and to vote on the Proposal. As of September 27, 2000 there were 7,000 Units outstanding, 6,858 of which were held by 582 Limited Partners entitled to vote such Units, and 142 of which were held by assignees not entitled to vote. With respect to the Proposal to be voted upon, the favorable vote of Limited Partners holding in excess of 50% of the total of 7,000 Units outstanding as of the Record Date will be required for approval.

         There are no rights of appraisal or similar rights of dissenters under California law or otherwise with regard to the Proposal to be voted upon. Dissenting Limited Partners are protected under California law by virtue of the fiduciary duty of the General Partner to act with prudence in the business affairs of the Partnership on behalf of the Partnership and the Limited Partners.

         As of September 27, 2000 no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units.

         Neither the General Partner nor any of its affiliates is the owner of Units.

         No meeting will be held with regard to this solicitation of the Limited Partners. Voting may be accomplished by completing and returning to the offices of the Partnership, at 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626, telephone: (714) 662-5565, the form of Consent included herewith. Only Consents received prior to the close of business on the date (the "Action Date") which is the earlier of (i) the date on which the Partnership receives approval and/or disapproval of the Proposal by a majority-in-interest of the Limited Partners, or (ii) November 17, 2000 (unless extended by the General Partner pursuant to notice mailed to the Limited Partners), will be counted toward the vote on the Proposal. However, Limited Partners are urged to return their Consents at the earliest practicable date.

         If a Limited Partner has delivered an executed Consent to the Partnership, the Limited Partner may not revoke such Consent. As of the Action Date, the action which is the subject of this solicitation will either be effective (if the requisite number of executed Consents have been received by the Partnership) or the solicitation period will have expired without approval of the Proposal.

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                       CONSENT UNDER PARTNERSHIP AGREEMENT

         The Partnership is governed by its Agreement of Limited Partnership dated as of January 19, 1990, as amended by the First Amendment thereto dated as of May 15, 1990 (the "Partnership Agreement"). Pursuant to Section 12.1.2 of the Partnership Agreement, a majority-in-interest of the Limited Partners may approve or disapprove the amendment of the Partnership Agreement with the General Partner's consent.

         The General Partner recommends that the Limited Partners vote in favor of the Proposal.


                           THE PARTNERSHIP'S BUSINESS

         The Partnership is a limited partner in 27 limited partnerships/limited liability companies which own and operate apartment complexes qualifying for the low income housing tax credit under Section 42 of the Internal Revenue Code of 1986, as amended. The primary business of the Partnership is to manage its investments in such limited partnerships/limited liability companies and allocate to the Limited Partners the tax credits which are allocated to the Partnership.


                                   MANAGEMENT

         The Partnership is a California limited partnership which has no executive officers or directors. The Partnership's general partner is WNC Financial Group, L.P.

         WNC & Associates, Inc. and Wilfred N. Cooper, Sr. are the general partners of WNC Financial Group, L.P.

         WNC & Associates, Inc. is a California corporation which was organized in 1971. Its officers and significant employees are:

Wilfred N. Cooper, Sr.      Chief Executive Officer, Chairman of the Board
John B. Lester, Jr.         Vice Chairman of the Board
Wilfred N. Cooper, Jr.      President, Chief Operating Officer, Secretary
David N. Shafer             Executive Vice President
Michael L. Dickenson        Vice President - Chief Financial Officer
Sy P. Garban                Vice President - Institutional Investments
N. Paul Buckland            Vice President - Acquisitions
Thomas J. Riha              Vice President - Asset Management
David C. Turek              Vice President - Originations

         In addition to Wilfred N. Cooper, Sr. and John B. Lester, Jr., the directors of WNC & Associates, Inc. are Wilfred N. Cooper, Jr., David N. Shafer, and Kay L. Cooper. The principal shareholders of WNC & Associates, Inc. are Wilfred N. Cooper, Sr. and John B. Lester, Jr.


                           THE PROPOSAL AND ITS EFFECT

         Set forth below is the proposed amendment to the Partnership Agreement which is the subject of this Consent Solicitation Statement:

         9.4.6. Notwithstanding the provisions of Section 9.4.1 and 9.4.3 hereof, effective as of December 31, 2000, the General Partner shall cause the Partnership to prepare the reports described in Section 9.4.1 and 9.4.3, but the General Partner shall not be required to send any such report to any Limited Partner unless the Limited Partner has requested in writing to the General Partner that such reports be sent to such Limited Partner. The General Partner shall be permitted to take any action deemed necessary or appropriate to accomplish the foregoing.

         The General Partner has proposed the Proposal in order to avoid the expense entailed in the reproduction and mailing of the Partnership's quarterly and annual financial reports. The General Partner is not proposing that the Partnership cease its preparation of such reports; rather, if the Proposal is approved, the Partnership would continue to prepare its quarterly and annual financial reports and, so long as it is required to do so under the Securities Exchange Act of 1934, as amended, file them with the Securities and Exchange Commission ("SEC"), but it would no longer automatically reproduce and mail those reports to the Limited Partners. Because of the nature of the Partnership's business (see "The Partnership's Business" herein), the General Partner believes that the quarterly and annual financial reports prepared by the Partnership are of very limited use to the Limited Partners. The Partnership is not in the business of generating profits from operations, but, rather, is in the business of providing low income housing tax credits to the Limited Partners. The amount of the low income housing credits is not contingent upon the operations of the apartment complexes, but is contingent only upon the continued rental of the apartment complexes to appropriate tenants at appropriate rents by their current owners. Such information cannot be derived from the financial reports, which are prepared in a manner designed to comply with the rules and regulations of the SEC. Consequently, the General Partner believes that the only report which the majority of Limited Partners are interested in receiving is the annual tax information which the Partnership provides to the Limited Partners. The Proposal will not in any way impact the manner in which the Partnership provides tax information to the Limited Partners. The Proposal only provides that the Partnership need not send copies of its financial reports to the Limited Partners. Notwithstanding the Proposal, Limited Partners who desire to receive any such of the Partnership's financial reports could request copies thereof from the Partnership, or they could obtain them from the SEC's website at www.sec.gov (so long as the reports are filed with the SEC).

         During fiscal year 1999/2000, the Partnership spent approximately $20,000 to reproduce and mail each of its quarterly financial reports and its annual financial report.

         The General Partner is subject to a potential conflict of interest in connection with the Proposal. If the Proposal is approved, the Partnership will not have to incur the costs it otherwise would incur in connection with the reproduction and mailing of the reports. Because the Partnership generates little or no cash from its operations, the costs of reproduction and mailing are funded through reserves. To the extent reserves are not needed to fund the reproduction and mailing of reports, the reserves will be available for other purposes, including, perhaps, the payment of the asset management fee to, and the reimbursement of operating expenses advances by, the General Partner. During fiscal year 1999/2000, the Partnership paid to the General Partner asset management fees and reimbursements in the aggregate amount of $29,094, and accrued but did not pay asset management fees and reimbursements in the aggregate amount of $139,409.














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                                                                      APPENDIX 1



                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

                      WNC Housing Tax Credit Fund II, L.P.
                         3158 Redhill Avenue, Suite 120
                          Costa Mesa, California 92626
                                 (714) 662-5565

THIS CONSENT IS SOLICITED ON BEHALF OF THE PARTNERSHIP AND THE GENERAL PARTNER.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement dated September 27, 2000 and hereby votes all the units of limited partnership interest of WNC Housing Tax Credit Fund II, L.P. (the "Partnership"), held of record by him, her or it as follows:

           The Proposal. The Partnership's Agreement of Limited Partnership dated as of January 19, 1990, as amended by the First Amendment thereto dated as of May 15, 1990, will be further amended to provide that the Partnership need not automatically send its financial reports to its Limited Partners, as specifically set forth under "The Proposal and Its Effects" on page 4 in the accompanying Consent Solicitation Statement.


        FOR [ ]                    AGAINST [ ]               ABSTAIN [ ]


This Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned Limited Partner. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly When Units are held by joint tenants, both should sign. as name appears below: When signing as attorney, executor, administrator, trustee or guardian, please give full  title as such. If
(Name printed here)     a corporation, please  sign in  full corporate  name  by
                        president or other authorized officer. If a partnership,
Your form of            please sign in partnership name by authorized person.
ownership is:

(Form of ownership
printed here)


DATED:_____________, 2000             _____________________________
                                      Signature

PLEASE MARK, SIGN, DATE
AND RETURN THIS                       _____________________________
POSTPAID CONSENT CARD                 Additional Signature, if held jointly

(Name and address printed
here)


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                                                                      APPENDIX 2

                                 October 2, 2000




To all Limited Partners of WNC Housing Tax Credit Fund II, L.P.

         We are pleased to submit to you the enclosed materials for use in our solicitation of the Limited Partners' approval of the proposal to eliminate the requirement that your Partnership must automatically reproduce and mail copies of its quarterly and annual financial reports to the Limited Partners. Instead, as a convenience to the Limited Partners, they would be sent such reports upon request, or they could obtain them over the Internet. Such financial statements would be immediately available on the Internet upon our filing them with the Securities and Exchange Commission.

         Limited Partners would still continue to be sent a Schedule K-1 to file tax returns.

         All of our Limited Partners should carefully read the enclosed materials and then vote for or against the proposal by marking, signing and returning the enclosed ballot form in the enclosed stamped, addressed envelope.

         It must be understood that the proposal cannot be considered approved without the affirmative vote of the owners of more than 50% of the units of limited partnership interest. Therefore, if a Limited Partner does not return his, her or its signed ballot, that Limited Partner will have effectively voted against the proposal.

         Please mark the enclosed ballot and return it to us in the enclosed envelope. And please call us if you have any questions.

Sincerely yours,